EXHIBIT 99(a)

               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                        December 31, 1995, 1994 and 1993

                   (With Independent Auditors' Report Thereon)

NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                                      Index



                                                                            Page
                                                                            ----

Independent Auditors' Report


National Westminster Bancorp Inc. and Subsidiaries
     Consolidated Statement of Condition -
       December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . .  1
     Consolidated Statement of Operations -
       Years Ended December 31, 1995, 1994 and 1993   . . . . . . . . . . .  2
     Consolidated Statement of Changes in Equity Capital
       Years Ended December 31, 1995, 1994 and 1993   . . . . . . . . . . .  3
     Consolidated Statement of Cash Flows -
       Years Ended December 31, 1995, 1994 and 1993 . . . . . . . . . . . .  4
     Notes to Consolidated Financial Statements   . . . . . . . . . . . . .  6

                          Independent Auditors' Report
                          ----------------------------




To the Stockholder and Board of Directors of National Westminster Bancorp Inc.

We have audited the accompanying consolidated statement of condition of National Westminster Bancorp Inc. and Subsidiaries (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in equity capital, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Westminster Bancorp Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes A and E to the consolidated financial statements, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994. In addition, as discussed in Note L to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1993.




/s/ KPMG Peat Marwick LLP
-------------------------

KPMG Peat Marwick LLP

January 18, 1996
New York, New York



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                                                                          Page 1

               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                       Consolidated Statement of Condition
                           December 31, 1995 and 1994

(Amounts in Thousands except Share Amounts)
________________________________________________________________________________
                                                       1995                 1994
--------------------------------------------------------------------------------
Assets
Cash and due from banks (Note D)                  $ 1,519,565        $1,327,644
Interest bearing deposits with banks                  502,173         1,140,676
Securities (Notes E, M and N)
  Held to maturity (at amortized cost)                      -         2,877,357
  Available for sale (at fair value)                3,036,185         1,759,177
Trading account (Note N)                            1,279,523           745,692
Federal funds sold and securities purchased under
  agreements to resell                              2,965,211         1,887,013
Loans, net of unearned income
  of $112,039 and $266,789                         14,427,823        15,298,063
Allowance for loan losses                           (258,235)         (289,002)
--------------------------------------------------------------------------------
Loans, net (Notes F, M and N)                      14,169,588        15,009,061
Mortgages available for sale                        3,784,082                 -
  (Notes B, F, M and N)
Goodwill (Note C)                                     982,371           849,368
Premises and equipment, net (Note G)                  542,658           452,784
Due from customers on acceptances                     174,902           127,639
Other assets (Note L)                                 659,103           912,956
--------------------------------------------------------------------------------
Total assets                                      $29,615,361       $27,089,367
--------------------------------------------------------------------------------
================================================================================
LIABILITIES AND EQUITY CAPITAL
Deposits
Domestic offices
  Demand                                          $ 4,866,178       $ 4,570,954
  Retail savings and time                          11,471,533        11,156,970
  Other domestic time                               2,456,860         1,366,856
Foreign offices                                    2,211,052          1,917,927
--------------------------------------------------------------------------------
Total                                              21,005,623        19,012,707
Short-term borrowed funds (Note H)                  3,914,930         4,157,644
Long-term debt (Note I)                               653,516           597,828
Acceptances outstanding                               178,467           139,927
Accounts payable and accrued
  liabilities (Note J)                                627,383           494,845
--------------------------------------------------------------------------------
Total liabilities                                  26,379,919        24,402,951
--------------------------------------------------------------------------------
Equity Capital (Note K)
Common stock, no par value; (1,500 shares
  authorized; 1,000 shares issued
  and outstanding)
                                                      500,000           500,000
Surplus                                             2,478,128         2,265,065
Retained earnings/(accumulated deficit)               255,295           (50,327)
Unrealized gains (losses) on available for sale
 securities (Note E)                                    2,019           (28,322)
--------------------------------------------------------------------------------
Total equity capital                                3,235,442         2,686,416
--------------------------------------------------------------------------------
Total liabilities and equity capital              $29,615,361       $27,089,367
--------------------------------------------------------------------------------

Notes to consolidated financial statements appear on pages 6 through 43.

               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                      Consolidated Statement of Operations
                  Years Ended December 31, 1995, 1994 and 1993

(Amounts in Thousands)
_____________________________________________________________________________________________________
                                                              1995            1994           1993
-----------------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans (Note F)                                           $1,508,337        $1,182,219     $1,054,117
Securities                                                  309,847           212,145        187,399
Trading account                                              76,088            72,866         37,621
Deposits with banks, Federal funds sold and
 securities purchased under agreements to resell            255,811           137,236         80,084
-----------------------------------------------------------------------------------------------------
Total interest income                                     2,150,083         1,604,466      1,359,221
-----------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                    619,296           375,198        373,943
Short-term borrowed funds (Note H)                          420,403           226,089        123,993
Long-term debt (Note I)                                      60,861            59,928         63,128
-----------------------------------------------------------------------------------------------------
Total interest expense                                    1,100,560           661,215        561,064
-----------------------------------------------------------------------------------------------------
Net interest income                                       1,049,523           943,251        798,157
Provision for loan losses (Note F)                           95,000            81,467        135,298
-----------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses         954,523           861,784        662,859
-----------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
Service charges on deposit accounts                         139,723           119,873        113,986
Credit card fees                                             40,732            34,989         27,473
Syndication and other loan related fees                      36,470            35,386         52,511
Gain on sale of credit card loans                            22,264               -              -
Letter of credit and acceptance fees                         20,368            21,126         21,953
Securities trading and foreign exchange (Note P)             18,351            19,342         16,000
Trust and custody fees                                       15,723            13,834         14,707
Gain on sale of mortgage loans                               15,417              -              -
Insurance and investment products                            15,332            14,050         12,403
Gain on sale of mortgage-backed securities (Note E)          30,007              -              -
Other securities gains (Note E)                              60,344             7,657         63,510
Other                                                       102,947            76,662         81,507
-----------------------------------------------------------------------------------------------------
Total non-interest income                                  517,678            342,919        404,050
-----------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Salaries and benefits (Note L)                             458,629            448,250        405,010
Supplies and services                                      168,752            141,498        135,356
Net occupancy (Notes G and M)                               83,187             74,233         71,429
Business development                                        56,273             49,102         41,186
Equipment (Note G)                                          53,790             42,512         39,256
FDIC Insurance                                              21,176             34,384         36,623
Restructuring (Note Q)                                       9,921             10,000           -
Foreclosed assets (Note F)                                   5,666              4,875         30,305
Amortization of goodwill (Note C)                           72,053             42,670         36,992
Other                                                       35,676             30,461         18,226
-----------------------------------------------------------------------------------------------------
Total operating expenses                                   965,123            877,985        814,383
-----------------------------------------------------------------------------------------------------
Income before income taxes                                 507,078            326,718        252,526
Provision (benefit) for income taxes (Note J)              201,456             28,120       (45,566)
-----------------------------------------------------------------------------------------------------
Net income                                                 $ 305,622          298,598        298,092
-----------------------------------------------------------------------------------------------------

Notes to consolidated financial statements appear on pages 6 through 43.

                     NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES


                    Consolidated Statement of Changes in Equity Capital
                        Years Ended December 31, 1995, 1994 and 1993


(Amounts in Thousands except Share Amounts)
-----------------------------------------------------------------------------------------------------
                                                                 Retained
                                                                 Earnings/ Unrealized
                                   Common                   (Accumulated   Gains and
                                     Stock        Surplus        Deficit)  (Losses)            Total
-----------------------------------------------------------------------------------------------------
Balance, January 1, 1993         $500,000     $1,998,287       $(647,017)                $1,851,270
Net income                                                        298,092                   298,092
-----------------------------------------------------------------------------------------------------
Balance, December 31, 1993        500,000      1,998,287        (348,925)                 2,149,362
Net income                                                        298,598                   298,598
Cash dividends paid (Notes C and K)            (240,000)                                  (240,000)
Capital contributions (Notes C and K)            506,778                                    506,778
Adjustment to beginning balance for
  change in accounting principle, net
  of related tax effect of $4,379  (Note E)                             $   6,005             6,005
Change in unrealized gains and (losses)
  on available for sale securities,
  net of related tax effect of $25,493
  (Note E)                                                                (34,737)         (34,737)
-----------------------------------------------------------------------------------------------------
Balance, December 31, 1994        500,000      2,265,065        (50,327)  (28,322)        2,686,416
Net income                                                       305,622                    305,622
Cash dividends paid (Notes C and K)             (91,500)                                   (91,500)
Capital contributions (Notes C and K)            304,563                                    304,563
Change in unrealized gains and (losses)
  on available for sale securities,
  net of related tax effect of $22,633
   (Note E)                                                                 30,341           30,341
-----------------------------------------------------------------------------------------------------
Balance, December 31, 1995
  (1,500 shares authorized; 1,000
  shares issued and outstanding) $500,000     $2,478,128        $255,295 $   2,019       $3,235,442
-----------------------------------------------------------------------------------------------------

Notes to consolidated financial statements appear on pages 6 through 43.

               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES


                      Consolidated Statement of Cash Flows
                  Years Ended December 31, 1995, 1994 and 1993

(Amounts in Thousands)
--------------------------------------------------------------------------------
                                                1995          1994          1993
--------------------------------------------------------------------------------

Operating Activities:
 Net income                                  $  305,622    $298,598     $298,092
 Adjustments to reconcile net income to net
 cash provided by operating activities:
   Amortization of goodwill                      72,053      42,670       36,992
   Depreciation of premises and equipment        52,041      41,271       38,569
   Provision for loan losses                     95,000      81,467      135,298
   Provision and charge-offs for foreclosed
    assets                                        3,382       2,915       20,364
   Amortization of discount on securities        (6,444)   (16,729)      (3,082)
   Amortization of unearned income on loans (74,596) (143,376) (154,414) Provision (benefit) for deferred income
    taxes                                        101,061      2,508     (62,309)
   Securities gains                             (90,351)    (7,657)     (63,510)
   Gain on sale of credit card loans            (22,264)        -            -
   Gain on sale of mortgage loans               (15,417)        -            -
   Premises and equipment (gains) losses             516    (7,044)        (366)
   (Increase) decrease in interest and other
     income receivables                          182,737  (158,885)      (1,372)
   Increase (decrease) in interest and other
     expenses payables                           (7,717)    157,491       73,061
   Net (increase) decrease in trading account  (533,831)     80,370    (253,789)
   Other, net                                    99,967    (21,332)       32,967
--------------------------------------------------------------------------------
 Net cash provided by operating activities       161,759   352,267        96,501
--------------------------------------------------------------------------------

Investing Activities:
 Net (increase) decrease in interest bearing
   deposits with banks                           638,503   (76,371)      100,466
 Net increase in Federal funds sold and
  securities purchased under agreements to
  resell                                     (1,060,898)  (264,592)     (77,755)
 Purchases of securities held to maturity (1,757,923)(1,397,947) (1,565,427) Proceeds from maturities of securities
   held to maturity                              733,429    786,261      956,374
 Purchases of securities available for sale (7,644,803)(4,692,923) (7,612,732) Proceeds from maturities of securities
  available for sale                           1,303,615  3,628,971      981,620
 Proceeds from the sale of securities          9,926,612  1,510,434    6,559,203
 Purchase of credit card loans                         -          -      (5,923)
 Proceeds from the sale of credit card loans     479,181          -          -
 Purchase of residential mortgages           (2,200,574)          -          -
 Proceeds from the sale of residential
   mortgages                                     462,806          -          -
 Net principal received (disbursed) on loans   (917,459)    358,578     (39,099)
 Net (increase) decrease in acceptances          (8,723)      3,271        1,352
 Capital expenditures on premises and
   equipment                                    (69,098)   (65,725)     (49,811)
 Proceeds from the sale of premises and
   equipment                                       2,598     13,354        1,235
 Cash received from the purchase of Citizens
   First                                               -    161,302          -
 Cash received from the purchase of Central
   Jersey                                        104,438          -          -
--------------------------------------------------------------------------------
Net cash used in investing activities                   (8,296)(35,387)(750,497)
--------------------------------------------------------------------------------
                                                                     (continued)

(continued)
                                                                          Page 5
                 NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

               Consolidated Statement of Cash Flows (Continued)
                  Years Ended December 31, 1995, 1994 and 1993

(Amounts in Thousands)
________________________________________________________________________________
                                                    1995       1994         1993
--------------------------------------------------------------------------------
Financing Activities:
 Net increase (decrease) in demand deposits $ 16,879 $ (9,485) $ 284,373 Net decrease in retail savings and time
   deposits                                  (1,005,482)  (454,316)    (180,649)
 Net increase (decrease) in other domestic
   time deposits                               1,090,004    673,412    (367,686)
 Net increase (decrease) in foreign office
   deposits                                      293,125  (307,890)      383,466
 Net increase (decrease) in short-term
   borrowed funds                              (291,211)    378,999      517,847
 Repayment of long-term debt                     (3,357)   (13,397)     (25,073)
 Dividends paid to NatWest Holdings             (91,500)  (240,000)          -
 Proceeds of capital contribution from
   NatWest Holdings                               30,000          -          -
--------------------------------------------------------------------------------
 Net cash provided by financing activities        38,458     27,323      612,278
--------------------------------------------------------------------------------
 Increase (decrease) in cash and due from
   banks                                         191,921    344,203     (41,718)
 Cash and due from banks at January 1          1,327,644    983,441    1,025,159
--------------------------------------------------------------------------------
 Cash and due from banks at December 31       $1,519,565 $1,327,644   $  983,441
================================================================================

For the years ended December 31, 1995, 1994 and 1993, income tax payments totaled $93,918,000, $12,800,000 and $19,818,000, respectively, and interest payments totaled $1,051,574,000, $570,205,000 and $566,037,000, respectively.


Notes to consolidated financial statements appear on pages 6 through 43.

                                                                        Page 6
                  NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                       Notes to Consolidated Financial Statements

National Westminster Bancorp, Inc. (NatWest Bancorp), headquartered in Jersey City, is a holding company whose major operating affiliates, NatWest Bank N.A., NatWest Bank (Delaware) and NatWest Services Inc. serve the financial needs of individuals, small businesses and mid-size and large corporations. NatWest Bancorp, is a wholly owned subsidiary of NatWest Holdings Inc. (NatWest Holdings) which is a wholly owned subsidiary of the U.K.-based National Westminster Bank Plc (NatWest Plc) of London. As a wholly owned subsidiary of NatWest Plc, NatWest Bancorp is a member of one of the world's largest financial services organizations.

NatWest Bank N.A. operates branches and automated teller machines in New York City, Long Island, Westchester County and New Jersey. NatWest Bank N.A. offers an extensive line of consumer products, mortgages, investment products, and private banking services. NatWest Bank N.A. provides banking services to businesses located in New Jersey, New York City, Long Island, Westchester County, Connecticut and eastern Pennsylvania.

NatWest Bank N.A. was formed on January 1, 1995 as a result of the merger of National Westminster Bank USA (NatWest USA) into National Westminster Bank NJ (NatWest NJ).

NatWest Bank (Delaware) is headquartered in Wilmington, Delaware and was formed in February 1995. It engages principally in consumer lending on a nationwide basis and offers a full range of services including credit cards, lines of credit, installment loans, student loans and home equity loans.

NatWest Services Inc. is the operations and servicing facility for NatWest Bank N.A. and NatWest Bank (Delaware).

On December 19, 1995, NatWest Plc announced a definitive agreement to sell these three main operating affiliates of NatWest Bancorp to Fleet Financial Group. (See Note B).

(A)Summary of Significant Accounting Policies
   ------------------------------------------

  The following are the significant accounting policies of NatWest Bancorp. These policies conform with generally accepted accounting principles and with general practice in the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues during the reporting period. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated where necessary to conform with current year classifications.

  Statement of Cash Flows
  -----------------------
  For the purpose of calculating cash flows, all accounts classified as Cash and Due from Banks on the Statement of Condition are considered cash and cash equivalents.

                                                                        Page 7
NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(A)  Continued

  Securities
  ----------
  NatWest Bancorp adopted the provisions of Financial Accounting Standards Board
  (FASB) Statement No. 115 - "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) on January 1, 1994. SFAS 115 requires that debt and equity securities be classified as either held to maturity, available for sale or trading account assets. The classification of securities is determined by management at acquisition, and is subsequently reassessed at each reporting date.

  Debt securities purchased with both positive intent and ability to hold to maturity are classified as held to maturity. These securities are stated at cost, adjusted for amortization of premium and accretion of discount, computed using the level yield method. Such amortization or accretion is included within interest income from securities.

  Debt and equity securities purchased for interest rate sensitivity and liquidity purposes that might be sold prior to maturity are classified as available for sale. In compliance with SFAS 115 such securities are stated at fair value with any unrealized gains or losses included as a separate component of equity capital, net of the effect of applicable income taxes. Realized gains and losses on sales and declines in value which are judged to be other than temporary are included in Securities Gains in the Consolidated Statement of Operations.

  The cost of all securities sold is determined on a specific identification basis.

  Trading Account
  ---------------
  Trading account assets are comprised of securities and certain loans. Trading account assets are carried at fair value, with gains and losses, both realized and unrealized, reflected currently in non-interest income. Interest is recorded as interest income.

  Derivatives Carried at Fair Value
  ---------------------------------
  Derivatives are financial instruments whose value is derived from the value of an underlying asset, reference rate or index. Derivative contracts that do not qualify for hedge accounting are carried at fair value. At December 31, 1995, these included NatWest Bancorp's offset swap portfolio with NatWest Plc (see Note P), as well as derivative contracts entered into on behalf of customers and, to a lesser extent, to trade for NatWest Bancorp's own account. These derivatives are marked to market and adjustments to value are included in the Consolidated Statement of Operations. The resulting gross fair value amounts are included within the other assets and accounts payable and accrued liabilities in the Consolidated Statement of Condition.

  Derivatives carried at fair value include interest rate swap agreements, forward and futures contracts, options and cap and floor agreements.

                                                                        Page 8
NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements


(A)  Continued

  Derivatives Held for Asset and Liability Management
  ---------------------------------------------------
  Derivatives used in the management of interest rate exposures, and that meet the criteria for hedge accounting, are accounted for primarily on an accrual basis. For contracts used to manage interest rate risk, income and expense are accrued based upon expected settlement payments and are recorded as an adjustment to interest income and expense. In December 1995, NatWest Bancorp closed out its swap portfolio by entering into exactly offsetting contracts. This portfolio is now carried at fair value. For derivatives that qualify as hedges of existing assets and liabilities, unrealized gains and losses are deferred and are ultimately recognized as income or expense over the life of the hedged asset or liability. Gains and losses on early termination of hedging contracts are deferred and recognized as an adjustment to yield over the expected remaining life of the related hedging contracts.

  Loans
  -----
  On January 1, 1995, NatWest Bancorp adopted FASB Statement No. 114 - "Accounting by Creditors for Impairment of a Loan" (SFAS 114) as amended by FASB Statement No. 118 - "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" (SFAS 118). SFAS 114, as amended, prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in a troubled debt restructuring (a "restructured loan"). It does not apply to groups of smaller-balance homogeneous loans that are collectively evaluated for impairment (mostly consumer loans). Under this standard, a loan is considered to be impaired when, based on current information and events, management considers it probable that all amounts contractually due under the terms of the loan agreement will not be recovered. For those loans subject to SFAS 114, impairment is measured based on either the present value of future cash flows discounted at the loan's effective interest rate or the observable market price of the loan, or, for collateral dependent loans, at the market value of the collateral. SFAS 114 does not affect the timing of charge-offs. Generally, NatWest Bancorp defines impaired loans as non-accrual loans, accruing loans with specific reserves and certain restructured loans, excluding those consumer loans that are collectively evaluated for impairment. In accordance with SFAS 114, prior periods have not been restated.

  Loans are generally carried at the principal amount outstanding, net of any unearned income. Loans are placed in non-accrual status when contractually past due 90 days or more as to interest or principal payments, or sooner when, in the judgment of management, they should be placed in non-accrual status. Previously accrued and uncollected interest on such loans is reversed and income is generally recorded only when payment is received. When full collectibility of the loan balance is in doubt, interest payments received are applied to the principal balance. Loans are returned to accrual status only when the ultimate collectibility of contractual principal and interest is not in doubt. Consumer loans not placed in non-accrual status when contractually past due 90 days or more are charged off when ultimate collectibility is in doubt. Depending upon the type of loan and corresponding collateral, charge-offs take place when accounts are delinquent for 120 to 180 days.

                 NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

(A)  Continued

  Loan-related fees and costs are deferred and amortized to income over the corresponding loan or commitment period or, alternatively, are recognized as income when received in accordance with generally accepted accounting principles.

  Mortgage loans available for sale are carried at the lower of cost or market.


  Premises and Equipment
  ----------------------
  Buildings, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Land is reported at cost. Depreciation and amortization are computed on a straight-line basis over the estimated useful life of the asset.

  In March 1995 FASB issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, the Statement requires long-lived assets and certain identifiable intangibles to be disposed of to be reported at the lower of carrying amount or fair value less cost to sell.

  NatWest Bancorp adopted SFAS 121 effective January 1, 1996. The adoption of the Statement is not expected to have a material impact on the financial statements.

  Intangibles
  -----------
  The excess of cost over fair value of net assets acquired in bank acquisitions (goodwill) is amortized on a straight-line basis over the estimated benefit periods, which range from 15 years to 25 years. Other intangibles are amortized over the estimated benefit periods, which range from 5 years to 15 years.

  Effective June 1, 1995 NatWest Bancorp adopted FASB Statement No. 122 "Accounting for Mortgage Servicing Rights" (SFAS 122). The Statement amends SFAS 65 to require that a mortgage banking enterprise recognize as separate assets the rights to service mortgage loans for others, however those servicing rights are acquired. SFAS 122 also requires the assessment of capitalized mortgage servicing rights for impairment to be based on the current fair value of those rights. Mortgage servicing rights are amortized in proportion to and over the period of the estimated net servicing income.


  Foreclosed Assets
  -----------------
  Foreclosed assets are comprised of real estate and other assets acquired in legal foreclosure. These assets are stated at the lower of cost or fair value, less selling expenses. A valuation reserve is established for temporary declines in fair value. Charge-offs are recorded when declines are considered other than temporary. Net operating expenses on such assets are charged to foreclosed asset expense in the Consolidated Statement of Operations.

                                                                        Page 10
              NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

(A) Continued

  Provision for Loan Losses
  -------------------------
  Provision for loan losses represents the amount which, in management's judgment, is necessary to maintain the allowance for loan losses at an appropriate level. This judgment is based on the nature and characteristics of the loan portfolio, current delinquencies, past charge-off experiences and general economic conditions and trends. The provision includes the allowance necessary to cover SFAS 114 impairment. Accounts are charged off when probability of loss is established, taking into consideration such factors as the customer's financial condition, underlying collateral and guarantees. The adoption of SFAS 114 did not result in any increase in the level of the provision for loan losses.

  Retirement Benefits and Savings and Investment Plans
  ----------------------------------------------------
  NatWest Bancorp funds a non-contributory defined benefit retirement plan covering substantially all employees. The cost of the retirement benefit plan is calculated in accordance with FASB Statement No. 87 - "Employers' Accounting for Pensions".

  NatWest Bancorp provides certain medical and life insurance benefits to its retirees and their dependents. The cost of the retirement benefits plan is calculated in accordance with FASB Statement No. 106 - "Employers' Accounting for Postretirement Benefits Other Than Pensions".

  NatWest Bancorp also offers a matched employee contribution savings and investment plan covering substantially all employees. The cost of the savings and investment plan is charged to expense and funded annually.

  Foreign Exchange
  ----------------
  Foreign exchange assets and liabilities are translated into U.S. dollars at year-end exchange rates. Forward contracts are translated into U.S. dollars at prevailing exchange rates. Gains and losses are reflected in income currently.


  Income Taxes
  ------------
  The income tax provision and corresponding current and deferred tax assets and liabilities are accounted for under provisions of FASB Statement No. 109 - "Accounting for Income Taxes" (SFAS 109).

  Under SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established when necessary to adjust the net deferred tax asset to a level that is likely to be recognized. Deferred tax assets and liabilities are measured using enacted tax rates, which represent the rates expected to be in effect when the temporary differences reverse. Under SFAS 109, the effect of a change in tax rates on deferred tax assets and liabilities is recognized in earnings in the period in which the change occurs.

                                                                        Page 11
NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements


(B)Sale of NatWest Bancorp
   -----------------------

  On December 19, 1995, NatWest Plc announced a definitive agreement to sell the three main operating entities of NatWest Bancorp-NatWest Bank N.A., NatWest (Delaware) and NatWest Services Inc.- and certain other assets and liabilities to Fleet Financial Group (FFG). The sale, which is subject to regulatory approval, is expected to close in the second quarter of 1996.

  Terms of the transaction call for an initial payment, which will be dependent on the tangible net asset value of the three main operating entities to be sold, of approximately $2.7 billion. The agreement also calls for additional deferred consideration of up to $560 million. The deferred consideration involves annual payments from FFG to NatWest Plc equal to approximately 50 percent of the net income from the NatWest franchise over a maximum of eight years.

  The transaction excludes certain NatWest Bancorp subsidiaries with assets of approximately $215 million, the parent company only assets and liabilities of NatWest Bancorp and NatWest Bancorp NJ, a loan portfolio of approximately $315 million (net of the allowance for loan losses), and 175 Water Street-a building in downtown Manhattan with a net book value of approximately $85 million.

  As part of the sale agreement, NatWest Bancorp agreed to sell a substantial portion of its residential mortgage portfolio. In conjunction with this agreement, mortgage loans totaling approximately $3.8 billion were classified as "mortgages available for sale" at December 31, 1995 and were carried at historical cost which was less than market value.

  Additionally, pursuant to the sale agreement NatWest Bancorp closed out its asset and liability management swap portfolio by entering into interest rate swaps with NatWest Plc that offset its existing swap hedge portfolio (see footnote P). In consideration for entering the offsetting agreements, a premium of $209 million was received by NatWest Bancorp. The premium was deferred and is being amortized over the remaining life of the liquidated swaps. Upon settlement of the sale of NatWest Bancorp, FFG will pay to NatWest Plc an amount equal to the unamortized portion of the premium net of applicable income taxes.

                                                                        Page 12
NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements



(C)Acquisitions
   ------------

  On June 30, 1994, NatWest Bancorp announced the execution of a definitive merger agreement with Central Jersey Bancorp, Inc. (Central Jersey). The acquisition was approved by the shareholders of Central Jersey and by the bank regulatory agencies and was consummated on January 14, 1995. In consideration of the merger, the holders of Central Jersey issued and outstanding common stock, at their option, received $33.50 in cash or an equivalent value in NatWest Plc American Depository Receipts (ADRs). The resultant aggregate purchase price was $276,060,000. This included previously acquired stock in the amount of $3,343,000.

  In connection with the acquisition the ownership interest in Central Jersey Bank & Trust Company was contributed from NatWest Holdings to NatWest Bancorp. In connection with this transaction, NatWest Bancorp paid a $91,500,000 dividend to NatWest Holdings.

  The acquisition was accounted for under the purchase method of accounting whereby Central Jersey assets of approximately $1.8 billion and liabilities of approximately $1.6 billion were recorded at their fair value. This acquisition resulted in goodwill of $206,321,000 which is being amortized on a straight-line basis over an estimated benefit period of 15 years.

  On March 21, 1994, NatWest Bancorp announced the execution of a definitive merger agreement with Citizens First Bancorp, Inc. (Citizens First). The acquisition was approved by the shareholders of Citizens First and by the bank regulatory agencies and was consummated on October 1, 1994. In consideration of the merger, the holders of Citizens First issued and outstanding common stock, at their option, received $9.75 per share in cash or 0.22034 NatWest Plc American Depository Receipts (ADRs) per share. Each ADR represented six ordinary shares of NatWest Plc. The resultant aggregate purchase price was $506,778,000.

  In connection with the acquisition, the ownership interest in Citizens First National Bank of New Jersey was contributed from NatWest Holdings to NatWest Bancorp. In connection with this transaction, NatWest Bancorp paid a $240,000,000 dividend to NatWest Holdings.

  The acquisition was accounted for under the purchase method of accounting whereby Citizens First assets of approximately $2.5 billion and liabilities of approximately $2.2 billion were recorded at their fair value. This acquisition resulted in goodwill of $340,739,000 which is being amortized on a straight-line basis over an estimated benefit period of 15 years.

(D)Cash and Due From Banks
   -----------------------

  Federal Reserve regulations require depository institutions to maintain cash reserves with the Federal Reserve. The average amount of reserve balances was $304,587,000 and $242,564,000 during 1995 and 1994, respectively.

                                                                        Page 13
                NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                     Notes to Consolidated Financial Statements

(E)Securities
   ----------

  NatWest Bancorp adopted the provisions of FASB Statement No. 115 - "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) on January 1, 1994.


(Amounts in Thousands)
---------------------------------------------------------------------------------------------------
                                                              Gross        Gross
                                               Amortized unrealized   unrealized        Approximate
December 31, 1995                                   cost      gains      losses              market
---------------------------------------------------------------------------------------------------
Available for Sale
U.S. Treasury securities and obliga-
  tions of U.S. government agencies           $2,477,775    $ 2,163       $1,078         $2,478,860
Obligations of states and
  political subdivision                          477,631      2,438           28            480,041
Foreign government securities                      7,870          -          141              7,729
Equity securities                                 69,372        183            -             69,555
---------------------------------------------------------------------------------------------------
Total                                         $3,032,648     $4,784     $  1,247         $3,036,185
===================================================================================================

December 31, 1994
---------------------------------------------------------------------------------------------------
Held to Maturity
U.S. Treasury securities and obliga-
  tions of U.S. government agencies           $2,843,898    $    81     $148,818         $2,695,161
Obligations of states and
  political subdivisions                           1,699         37            -              1,736
Foreign government securities                     10,870          -            -             10,870
Corporate debt securities                          8,978         50           20              9,008
Mortgage-backed securities                        11,912         51            3             11,960
---------------------------------------------------------------------------------------------------
Total                                         $2,877,357    $   219     $148,841         $2,728,735
===================================================================================================

Available for Sale
U.S. Treasury securities and obliga-
  tions of U.S. government agencies           $1,751,796     $   32      $53,651         $1,698,177
Equity securities                                 56,818      4,182            -             61,000
---------------------------------------------------------------------------------------------------
Total                                         $1,808,614     $4,214      $53,651         $1,759,177
===================================================================================================

                                                                        Page 14
NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements


(E)Continued

  The amortized cost and approximate market value by contractual maturity of debt securities held to maturity and available for sale are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


(Amounts in Thousands)
---------------------------------------------------------------------------------------------------
                                              Amortized   Approximate Amortized  Approximate
                                                   cost    fair value      cost   fair value
---------------------------------------------------------------------------------------------------
December 31                                             1995                             1994
---------------------------------------------------------------------------------------------------
Held to Maturity
----------------
Due in one year or less                         $      -   $      -   $  548,594         $  540,844
Due after one year
  through five years                                   -          -    2,015,357          1,894,564
Due after five years
  through ten years                                    -          -       94,479             93,736
Due after ten years                                    -          -           22                 21
---------------------------------------------------------------------------------------------------
                                                       -          -    2,658,452          2,529,165
 Mortgage-backed securities                            -          -      218,905            199,570
---------------------------------------------------------------------------------------------------
Total                                           $      -  $       -   $2,877,357         $2,728,735
===================================================================================================

Available for Sale
------------------
Due in one year or less                       $2,873,153 $2,874,826   $  741,031         $  736,630
Due after one year
  through five years                             67,843      68,185      986,100            939,734
Due after five years
  through ten years                               18,611     19,575       24,665             21,813
Due after ten years                                3,669      4,044            -                -
Total                                         $2,963,276 $2,966,630   $1,751,796         $1,698,177
===================================================================================================



  Proceeds from the sale of securities during 1995 were $9,926,612,000. Gross realized gains of $98,514,000 and gross realized losses of $8,163,000 were recorded on these sales.

  During the fourth quarter of 1995, NatWest Bancorp transferred $3,387,121,000 from securities held to maturity to securities available for sale as the FASB permitted a one time opportunity for institutions to reassess the appropriateness of the designation of all securities.

                                                                        Page 15
              NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(E)Continued

  Proceeds from the sale of available for sale securities during 1994 were $1,510,434,000. Gross realized gains of $8,370,000 and gross realized losses of $2,805,000 were recorded on these sales. There were no sales of held to maturity securities during 1994. There were no transfers of securities from the available for sale category to the trading category during 1994.

  Proceeds from sales of debt securities held as available for sale during 1993 were $6,559,203,000. Gross gains of $75,817,000 and gross losses of $12,184,000 were realized on these sales. There were no sales of equity securities or of debt securities held to maturity during 1993.

  Net unrealized gains (losses) on available for sale securities included as a separate component of equity capital, net of the effect of applicable income taxes, totaled $30,341,000 in unrealized gains for the year ended December 31, 1995 and $34,327,000 in unrealized losses for the year ended December 31, 1994.

  Total securities of any state (including all of its political subdivisions) were less than 10% of equity capital at December 31, 1995 and 1994.

                                                                         Page 16
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(F) Loans and Allowance for Loan Losses
    -----------------------------------

The following table is a summary by type of loan:

(Amounts in Thousands)
------------------------------------------------------------------------------
December 31                                                1995           1994
------------------------------------------------------------------------------
Domestic
Business
   Commercial and financial                         $ 8,170,486    $ 8,009,779
   Real estate construction                             248,212        235,211
   Commercial mortgage                                2,540,489      2,431,877
   Lease financing                                      225,395        218,829
------------------------------------------------------------------------------
Total Business                                       11,184,582     10,895,696
------------------------------------------------------------------------------
Consumer
   Residential mortgage and home equity               1,449,180      2,424,394
   Credit cards and cash reserve                        777,301      1,206,588
   Installment loans to individuals                     887,298        875,708
------------------------------------------------------------------------------
Total consumer                                        3,113,779      4,506,690
------------------------------------------------------------------------------
Total domestic                                       14,298,361     15,402,386
------------------------------------------------------------------------------
Foreign                                                 241,501        162,466
------------------------------------------------------------------------------
Gross loans                                          14,539,862     15,564,852
Unearned income                                        (112,039)      (266,789)
------------------------------------------------------------------------------
Total loans                                         $14,427,823    $15,298,063
==============================================================================

Mortgages available for sale                        $ 3,784,082    $        -
==============================================================================

Non-accrual loans totaled $257,445,000 at December 31, 1995 and $318,277,000 at December 31, 1994. Foreclosed assets amounted to $66,732,000 at December 31, 1995, compared with $84,872,000 at December 31, 1994. Troubled debt restructurings amounted to $71,377,000 and $64,104,000 at December 31, 1995 and 1994, respectively. Loans considered to be impaired under SFAS 114 totaled $259,898,000 at December 31, 1995. The average balance of impaired loans held during the year was approximately $326,418,000.

The gross interest income that would have been recognized on non-accrual loans, foreclosed assets and troubled debt restructurings, if interest on these assets had been accrued in accordance with original terms, and interest income actually recognized on these assets are as follows:

(Amounts in Thousands)
-----------------------------------------------------------------------------
Year Ended December 31                           1995        1994        1993
-----------------------------------------------------------------------------
Gross interest under original terms           $39,751     $44,107     $81,525
=============================================================================
Interest actually recognized                  $11,763     $14,875     $21,838
=============================================================================

Interest of $15,796,000 was recognized on impaired loans in 1995.

                                                                        Page 17
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(F) Continued

The following table presents an analysis of the allowance for loan losses for the three years ended December 31, 1995:


(Dollar Amounts in Thousands)
--------------------------------------------------------------------------------
                                                    1995       1994         1993
--------------------------------------------------------------------------------
Balance, January 1                              $289,002   $373,281     $622,991
Add
   Provision for loan losses                      95,000     81,467      135,298
   Additions due to acquisition                   16,956     62,770           -
Deduct
   Charge-offs                                   187,012    272,888      419,382
   Less recoveries on accounts                                   -
     previously charged off                       46,239     44,372       34,374
--------------------------------------------------------------------------------
   Net charge-offs                               140,773    228,516      385,008
   Sale of subsidiary                              1,950         -            -
--------------------------------------------------------------------------------
Balance, December 31                            $258,235   $289,002     $373,281
================================================================================

As a percentage of loans outstanding               1.79%      1.89%        2.67%
================================================================================

Included in the allowance for loan losses is an impairment reserve of $83,108,000 determined in accordance with SFAS 114 relating to impaired loans of $198,473,000. For impaired loans of $61,425,000, no impairment reserve is considered necessary either as a result of previous charge offs and interest applied to principal which have reduced the recorded investments in these loans to not more than the values calculated under SFAS 114, or because collateral values are sufficient for full recovery.

Foreclosed assets expense for the years ended December 31, 1995, 1994 and 1993, totaled $5,666,000, $4,875,000 and $30,305,000, respectively. Included in foreclosed assets expense were asset valuation adjustments of $3,382,000, $2,915,000, and $20,364,000 in 1995, 1994 and 1993, respectively. These asset valuation adjustments represented both provisions to foreclosed asset reserves and direct writedowns. Charge-offs against foreclosed asset reserves established in prior periods totaled $369,000 and $2,068,000 in 1995 and 1993, respectively. There were no charge offs against foreclosed asset reserves in 1994.

                                                                        Page 18
                  NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements

(F)  Continued

Mortgage Servicing Rights
-------------------------

  NatWest Bancorp's servicing activity for the years ended December 31, 1995 and 1994 resulted in the following movement in recorded mortgage servicing rights.

 (Amounts in Thousands)

____________________________________________________________
                                             1995       1994
------------------------------------------------------------
 Balance, January 1                       $10,437   $  5,459
 Add:
    Originated                              3,906          -
    Purchased                               1,274      6,482
 Deduct:
    Amortization                          (1,660)    (1,504)
------------------------------------------------------------
 Balance, December 31                     $13,956    $10,437
============================================================




  On June 1, 1995 NatWest Bancorp adopted the provisions of SFAS No. 122 "Accounting for Mortgage Servicing Rights". The incremental impact of capitalizing originated mortgage servicing rights in accordance with SFAS No. 122 resulted in an increase of $3,906,000 in revenue for the year ended December 31, 1995.

  Bancorp measures impairment on a disaggregate basis and discounts the estimated future cash flows using a current market rate. The fair value of mortgage servicing rights at December 31, 1995 was in excess of book value and did not require a valuation allowance to be established.

 (G)Premises and Equipment
    ----------------------

(Amounts in Thousands)
____________________________________________________________
December 31                                1995       1994
------------------------------------------------------------

 Land                                  $   80,533 $   72,565
 Buildings                                347,343    306,987
 Equipment                                309,776    261,862
 Leasehold improvements                   121,129     97,475

 Property leased under capital leases (Note I)
   Land and buildings                      30,600          -
   Equipment                               14,244          -
------------------------------------------------------------
 Total                                    903,625    738,889
------------------------------------------------------------
 Accumulated depreciation and
  amortization                          (360,967)  (286,105)
------------------------------------------------------------
 Net book value                         $ 542,658  $ 452,784
============================================================


Rental expense (net of rents received) for premises and equipment amounted to $24,493,000 in 1995, $16,331,000 in 1994 and $13,228,000 in 1993. Depreciation
and amortization expense amounted to $52,041,000 in 1995, $41,271,000 in 1994, and $38,569,000 in 1993.

                                                                        Page 19
              NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements


(H) Short-Term Borrowed Funds
    -------------------------

      (Dollar Amounts in Thousands)
--------------------------------------------------------------------------------
                                                  1995       1994         1993
--------------------------------------------------------------------------------
Federal Funds Purchased
   Balance at year-end                       $   612,265 $  228,817   $  472,298
   Average interest rate on year-end balance       3.70%      4.03%        3.02%
   Average outstanding during the year         1,239,445    756,967    1,159,894
   Average interest rate for the year              5.72%     4.08%         3.08%
   Maximum outstanding at any month-end        1,841,699  1,580,885    1,518,185

Securities Sold Under Agreements
    to Repurchase
   Balance at year-end                         1,436,963  2,646,565    1,899,545
   Average interest rate on year-end balance       5.48%      4.99%        2.64%
   Average outstanding during the year         3,786,437  2,388,869    1,269,920
   Average interest rate for the year              5.66%      4.06%        2.78%
   Maximum outstanding at any month-end        5,165,292  3,069,002    2,401,834

Commercial Paper
   Balance at year-end                           411,165    602,012      244,718
   Average interest rate on year-end balance       5.76%      5.59%        3.19%
   Average outstanding during the year           557,586    440,113      223,128
   Average interest rate for the year              6.01%      4.98%        3.15%
   Maximum outstanding at any month-end          701,551    659,309      274,620

Other Borrowed Funds
   Balance at year-end                         1,454,537    680,250    1,158,416
   Average interest rate on year-end balance     4.75%        5.22%        3.31%
   Average outstanding during the year         1,799,706  1,535,605    1,097,367
   Average interest rate for the year              5.72%      4.97%        4.18%
   Maximum outstanding at any month-end        2,449,128  2,430,397    1,513,334
=======================================        =========  =========    =========


The average interest rate for the year is computed by dividing the interest expense for each category of borrowings by the average daily outstandings during the year. Federal funds purchased (including term Federal funds, which are reported in other borrowed funds) and securities sold under agreements to repurchase outstanding at December 31, 1995, 1994 and 1993, had a weighted average maturity of approximately 12 days, 4 days and 9 days, respectively.

NatWest Bancorp had no lines of credit for short-term borrowing at December 31, 1995.

                                                                       Page 20
                 NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements

(I)Long-Term Debt
   --------------

(Amounts in Thousands)
-------------------------------------------------------------------
December 31                                       1995        1994
-------------------------------------------------------------------
NatWest Bancorp
12 1/8% Guaranteed Capital Notes,
Due November 15, 2002                          $  99,770  $  99,749
9 3/8% Guaranteed Subordinated Capital Notes,
Due November 15, 2003                            498,225    498,079

NatWest Bank N.A.
8.00% Subordinated Capital Note,
Due September 1, 2012                             11,634        -
Capitalized lease obligations - equipment         11,409        -

NatWest Services Inc.
Capitalized lease obligations - premises          32,478        -
-------------------------------------------------------------------
Total                                           $653,516   $597,828
===================================================================


  NatWest Bancorp
  ---------------
  Interest on the $100,000,000 12 1/8% Guaranteed Capital Notes is payable semiannually on May 15 and November 15 of each year. The Notes may be redeemed after November 15, 1997, and prior to maturity, in whole or in part, at the option of NatWest Bancorp or NatWest Plc, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, subject to certain conditions. Under certain other conditions the Notes may be redeemed in whole prior to November 15, 1997.

  The Notes are unsecured and guaranteed on a subordinated basis by NatWest Plc. The guarantee is subordinated to the claims of NatWest Plc's depositors and certain other creditors.

  Unamortized debt discount at December 31, 1995, and 1994, amounted to $230,000 and $251,000, respectively.

  Interest on the $500,000,000 9 3/8% Guaranteed Subordinated Capital Notes is payable semiannually on May 15 and November 15 of each year. Under certain conditions, the Notes may be redeemed in whole prior to maturity.

                                                                        Page 21
                NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

(I)  Continued

  The Notes are unsecured and guaranteed on a subordinated basis by NatWest Plc and are subordinated to all senior indebtedness of NatWest Bancorp. The guarantee is subordinated to the claims of NatWest Plc's depositors and certain other creditors.

  Unamortized debt discount at December 31, 1995, and 1994, amounted to $1,775,000 and $1,921,000, respectively.

  NatWest Bank N.A.
  -----------------
  The 8.00% Subordinated Capital Note is payable to NatWest Holdings and was assumed by NatWest Bank N.A. in connection with the acquisition of Central Jersey.

  Interest on the Note is payable semiannually on March 15 and September 15 of each year. The Note may be redeemed prior to maturity, in whole or in part, at the option of NatWest Bank N.A., at a current redemption price of 101.53% of the principal amount thereof, together with accrued interest to the date fixed for redemption, subject to certain conditions.

  The Note is unsecured and is subordinated to the claims of NatWest Bank N.A.'s depositors and general and secured creditors.

  NatWest Bank N.A. entered into various equipment lease agreements which are classified as capital leases. These leases expire over a period of six years.

   NatWest Services Inc.
   ---------------------
  NatWest Services Inc. entered into a lease agreement for premises which is classified as a capital lease. The lease is for the NatWest Services Inc. service center in northeastern Pennsylvania. These premises are leased for a period of fifteen years at which time ownership of the premises will be transferred to NatWest Services Inc.

  A schedule showing the future minimum lease payments of equipment and premises under capital leases is in Note M. NatWest Bancorp had no lines of credit for long-term borrowing at December 31, 1995.

                                                                       Page 22
                 NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                     Notes to Consolidated Financial Statements

(J)Income Taxes
   ------------

  NatWest Bancorp accounts for income taxes in accordance with SFAS 109 which was adopted in 1993.

  The effective tax rates in each year varied from the statutory Federal income tax rates. The reasons for the differences between these rates are as follows:

(Amounts in Thousands)
--------------------------------------------------------------------------------
Year Ended December 31                              1995       1994       1993
--------------------------------------------------------------------------------
Federal income tax provision at statutory rate $ 177,477 $ 114,351 $ 88,384 Increase (decrease) due to:
Changes in the valuation allowance                     -  (118,000)    (164,198)
Adjustments to deferred tax assets and liabilities
  for enacted changes in tax laws and rates            -          -      (1,994)
Tax-exempt interest                              (8,707)    (4,573)      (4,639)
State and local income taxes, net of Federal
income tax benefit                                 8,683     19,899       21,443
Amortization of goodwill                          25,219     14,935       12,947
Other                                            (1,216)      1,508        2,491
--------------------------------------------------------------------------------
Income tax expense (benefits)
  at effective rate                            $ 201,456 $   28,120  $  (45,566)
================================================================================

Income tax expenses (benefits) for the years ended December 31, 1995, 1994 and 1993 consist of:

(Amounts in Thousands)
--------------------------------------------------------------------------------
                                                Current    Deferred      Total
--------------------------------------------------------------------------------
Year Ended December 31, 1995
  U.S. Federal                                $   94,781 $   93,316   $  188,097
State and local                                    5,614      7,745       13,359
--------------------------------------------------------------------------------
     Total                                     $ 100,395  $ 101,061   $  201,456
================================================================================

Year Ended December 31, 1994
  U.S. Federal                                $   18,047$  (20,541)$     (2,494)
State and local                                    7,565     23,049       30,614
--------------------------------------------------------------------------------
     Total                                     $  25,612  $   2,508  $    28,120
================================================================================
Year Ended December 31, 1993
  U.S. Federal                                $   10,975$  (89,531)  $  (78,556)
State and local                                    5,768     27,222       32,990
--------------------------------------------------------------------------------
      Total                                   $   16,743$  (62,309)  $  (45,566)
================================================================================

                                                                        Page 23
NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(J)  Continued

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

(Amounts in Thousands)
-------------------------------------------------------------------
December 31                                      1995       1994
-------------------------------------------------------------------
Deferred tax assets
Provision for loan losses                     $(110,551) $(115,385)
 Accrued interest and deferred fees             (94,260)   (97,482)
Alternative minimum tax liability               (30,641)   (26,866)
Post employment benefit expense                 (10,183)    (3,154)
Low income housing tax credits                   (4,076)        -
Net operating loss carryforwards                       -   (71,143)
Deferred compensation                                  -    (2,669)
Other                                            (3,993)    (2,409)
-------------------------------------------------------------------
Deferred tax assets                            (253,704)  (319,108)
-------------------------------------------------------------------
Deferred tax liabilities
  Lease transactions                             114,683     99,954
 Premises valuation and depreciation              26,662     28,300
SFAS 115 adjustment                                6,605      5,990
State and local income taxes,
      net of Federal income tax benefit            4,874     32,054
Other                                              3,597      2,059
-------------------------------------------------------------------
Deferred tax liabilities                         156,421   168,357
-------------------------------------------------------------------
Net deferred tax asset                        $ (97,283) $(150,751)
-------------------------------------------------------------------

  The change in the net deferred tax asset for the year ended December 31, 1995 included net deferred tax assets from the acquisition of Central Jersey and deferred tax assets associated with the net unrealized gains on available for sale securities.

  For tax return purposes, NatWest Bancorp had no net operating loss carryforward at December 31, 1995. NatWest Bancorp has alternative minimum tax credit carryforwards of $30,641,000 which are available to reduce future Federal regular income taxes over an indefinite period.

  Income tax expense related to investment securities gains amounted to $37,647,000 in 1995, $3,202,000 in 1994, and $27,313,000 in 1993.

                                                                        Page 24
              NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                Notes to Consolidated Financial Statements


(K)Parent Company Information
   --------------------------

  The following is the parent company only condensed Statement of Condition at December 31, 1995, and 1994, and the Statement of Operations and Statement of Cash Flows for each of the years in the three-year period ended December 31, 1995, for NatWest Bancorp. NatWest Bancorp currently has 1,000 shares of no par common stock outstanding having a stated value of $500,000,000.

                            Statement of Condition
                         December 31, 1995 and 1994


(Amounts in Thousands)
-------------------------------------------------------------------
                                                    1995     1994
-------------------------------------------------------------------
Assets
Due from bank subsidiary                   $      93,389  $  34,613
Interest bearing deposit with bank
  subsidiary                                     228,500    553,670
Commercial paper of bank holding company
  subsidiary                                      46,000     46,000
Loans to subsidiaries                            377,000    400,886
Investment in bank subsidiaries,
 at underlying equity in net assets            3,408,776  2,750,382
Investment in non-bank subsidiaries,
 at underlying equity in net assets               95,480     90,560
Premises and equipment, net                       14,433      9,812
Other assets                                       7,154     13,321
-------------------------------------------------------------------

Total assets                                  $4,270,732 $3,899,244
===================================================================
Liabilities and Equity Capital
Long-term debt                                 $ 597,995 $  597,828
Commercial paper                                 411,165    602,012
Other liabilities                                 26,130     12,988
Total equity capital                           3,235,442  2,686,416
-------------------------------------------------------------------
Total liabilities and equity capital          $4,270,732 $3,899,244
===================================================================

                                                                        Page 25
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements


(K)    Continued

                         Statement of Operations
                Years Ended December 31, 1995, 1994 and 1993

 (Amounts in Thousands)
--------------------------------------------------------------------------------
                                                    1995       1994       1993
--------------------------------------------------------------------------------
Income
Interest on deposits with bank subsidiary       $ 23,394   $ 18,206     $  6,583
Interest on commercial paper of bank
  holding company subsidiary                       2,796      1,818          -
Interest on loans to subsidiaries                 35,399     35,622       35,269
Dividends from bank subsidiary                         -    240,000          -
Management fees                                  120,940    115,990       86,571
Other interest income                                  -          4          712
Other income                                         616      1,025          331
--------------------------------------------------------------------------------
  Total income                                   183,145    412,665      129,466
--------------------------------------------------------------------------------
Expenses
Interest on long-term debt                        59,562     59,509       59,462
Interest on commercial paper                      33,535     19,960        5,641
Salaries and benefits                             89,750     87,413       81,020
Supplies and services                             14,150     14,734        9,402
Business development                              16,111     14,936        6,629
Other expenses                                     3,502      2,680          706
--------------------------------------------------------------------------------
  Total expenses                                 216,610    199,232      162,860
--------------------------------------------------------------------------------

Income (loss) before income tax and
  equity in undistributed income of
  subsidiaries                                  (33,465)    213,433     (33,394)
(Benefit) provision for income taxes            (11,031)   (42,188)        1,663
--------------------------------------------------------------------------------

Income (loss) before equity in undistributed
  income of subsidiaries                        (22,434)    255,621     (35,057)

Equity in undistributed income of subsidiaries   328,056     42,977      333,149
--------------------------------------------------------------------------------

Net income                                      $305,622   $298,598     $298,092
================================================================================

  Effective January 1, 1993, certain employees of NatWest Bancorp were identified as employees of the parent company. Personnel, and other costs applicable to these employees, were allocated to the parent company. A management fee representing reimbursement for services performed by those employees for the banks was charged to and collected from the banks.

                                                                        Page 26
                NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements


(K)    Continued
                           Statement of Cash Flows
                 Years Ended December 31, 1995, 1994 and 1993

(Amounts in Thousands)
--------------------------------------------------------------------------------
                                                    1995       1994         1993
--------------------------------------------------------------------------------

Operating Activities:
Net income                                     $ 305,622  $ 298,598    $ 298,092
Adjustments to reconcile net income to net
  cash provided by (used in) operating activities:
  Equity in undistributed net (income) of
    subsidiaries                               (328,056)   (42,977)    (333,149)
  Depreciation of premises and equipment           1,298        553          154
  Net (increase) decrease in interest and other
    income receivable                              1,201    (1,244)        (221)
  Net (increase) decrease in prepaid expenses      3,175    (2,958)          364
  Net increase (decrease) in interest and
    other expenses payable                        10,637   (18,829)       16,033
  Other, net                                       4,109     11,301     (11,377)
--------------------------------------------------------------------------------
Net cash provided by (used in) operating
  activities                                     (2,014)    244,444     (30,104)
--------------------------------------------------------------------------------

Investing Activities:
  Net (increase) decrease in interest bearing deposits
    with bank subsidiary                         325,170  (333,505)     (61,611)
  Net increase in commercial paper of bank
    holding company subsidiary                         -   (46,000)          -
  Net (increase) decrease in loans to
    subsidiaries                                  23,886      7,600     (16,986)
  Net (increase) decrease in loans to others           -          -          258
  Capital expenditures on premises and equipment (5,919)    (4,905)      (2,109)
Capital contribution to NatWest Bancorp NJ      (30,000)          -          -
--------------------------------------------------------------------------------
Net cash provided by (used in) investing
  activities                                     313,137  (376,810)     (80,448)
--------------------------------------------------------------------------------

Financing Activities
  Net increase (decrease) in commercial paper  (190,847)    399,600      102,549
  Capital contribution from NatWest Holdings      30,000          -          -
Dividends paid to NatWest Holdings              (91,500)  (240,000)          -
--------------------------------------------------------------------------------
  Net cash provided by (used in) financing
   activities                                  (252,347)    159,600      102,549
--------------------------------------------------------------------------------
  Net increase (decrease) in due from bank
    subsidiary                                    58,776     27,234      (8,003)
  Due from bank subsidiary at January 1           34,613      7,379       15,382
--------------------------------------------------------------------------------
  Due from bank subsidiary at December 31      $  93,389  $  34,613   $    7,379
================================================================================

                                                                        Page 27
             NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements


(K)    Continued

  In 1995 and 1994, NatWest Bancorp paid dividends to NatWest Holdings in the amount of $91,500,000 and $240,000,000 respectively.

  During 1995, NatWest Bancorp received a capital contribution from NatWest Holdings and made a capital contribution to NatWest Bancorp NJ of $276,060,000 which represented the transfer of the ownership of Central Jersey Bank & Trust Company. NatWest Bancorp also received a capital contribution from NatWest Holdings and made a capital contribution to NatWest Bancorp NJ of $30,000,000 in cash.

  During 1995, NatWest Bancorp made a capital contribution to NatWest Bancorp NJ of $1,178,654,000 which represented the transfer of the ownership of NatWest USA in conjunction with the merger of NatWest USA and NatWest NJ.

  During 1994, NatWest Bancorp received a capital contribution from NatWest Holdings and made a capital contribution to NatWest Bancorp NJ of $506,788,000 which represented the transfer of the ownership of Citizens First National Bank of New Jersey.

  At December 31, 1995 and 1994, NatWest Bancorp had loans of $2,000,000 and $25,886,000, respectively, to NatWest Leasing. NatWest Bancorp had loans on a subordinated basis to NatWest Bank N.A. of $375,000,000 at December 31, 1995 and to NatWest USA and NatWest NJ of $325,000,000 and $50,000,000, respectively, at December 31, 1994.

  All transactions between NatWest Bancorp and its subsidiaries are conducted on an arms-length basis. NatWest Bank N.A. and NatWest Bank Delaware have business transactions with NatWest Plc and its subsidiaries, all of which are conducted on an arms-length basis.

  Federal law imposes a limitation providing that dividends declared by a bank may not exceed undivided profits, after deducting bad debts, as defined. In addition, Federal law requires regulatory approval if dividends declared by a bank exceed net profits of that year, as defined, combined with the bank's retained net profits of the two preceding years, also as defined. Under these restrictions, at December 31, 1995, NatWest Bank N.A. could declare dividends of $205,739,000.

  The Federal Reserve Act places restrictions on loans by subsidiary banks to their holding company and its affiliates. Such restrictions include collateralization requirements and quantitative limitations. Other than loans secured by U.S. Government securities or certain segregated deposits, the maximum amount of loans to any single affiliate may not exceed 10% of a bank's capital and surplus, and to all affiliates may not exceed 20% of the bank's capital and surplus.

                                                                        Page 28
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



 (L)Retirement Benefit Plans and Other Post-Retirement Benefits
    -----------------------------------------------------------

  Retirement Benefit Plans
  ------------------------

  The National Westminster Bancorp Retirement Plan (NatWest Bancorp Plan) covers substantially all employees of NatWest Bancorp as well as some employees of certain U.S. affiliates of NatWest Plc. The Employees' Retirement Plan of Citizens First National Bank of New Jersey (Citizens Plan) covered substantially all eligible full-time employees of Citizens First Bancorp and was merged into the NatWest Bancorp Plan as of January 1, 1995. The Central Jersey Bank and Trust Company Retirement Plan (Central Jersey) was merged into the NatWest Bancorp Plan upon consummation of the merger on January 14, 1995. The funding policy for the NatWest Bancorp Plan is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for benefits expected to be earned in the future. Generally, benefits are based on years of service and on the compensation during the last five years of employment.

  NatWest Bancorp also maintains certain non-qualified supplemental plans for selected personnel. These plans provide benefits in addition to those provided under the NatWest Bancorp Plan. NatWest Bancorp had accrued liabilities under the supplemental plans of $22,919,000 at December 31, 1995 and $11,535,000 at December 31, 1994.

  The combined cost in dollars and as a percentage of total salaries and benefits of the retirement benefit plans to NatWest Bancorp for 1995, 1994 and 1993 was $13,622,000 or 3.0%, $9,340,000 or 2.1% and $6,724,000 or 1.7%,
  respectively.

                                                                        Page 29
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(L)Continued

  The following tables set forth the funded status for the NatWest Bancorp Plan at December 31, 1995 and the NatWest Bancorp and Citizens Plans combined at December 31, 1994. The tables set forth the components of net periodic pension cost for the NatWest Bancorp Plan for the years ended December 31, 1995 and 1993, and for the NatWest Bancorp and Citizens Plan combined for the year ended December 31, 1994.

(Amounts in Thousands)
-------------------------------------------------------------------
December 31                                       1995      1994
-------------------------------------------------------------------
Actuarial present value of benefit obligations:
Accumulated benefit obligation, including
   vested benefits of $231,703 and $173,620
  December 31, 1995 and 1994, respectively     $ 250,281  $ 190,213
===================================================================

Projected benefit obligation for  service
  rendered to date                            $(325,703) $(244,495)
Plan assets at fair value, primarily listed
 stocks and U.S. bonds                           300,177    244,918
-------------------------------------------------------------------
Plan assets in excess of (less than)
  projected benefit obligation                  (25,526)        423
Prior service cost not yet recognized             2,417      (1,987)
Unrecognized net loss                            26,157      16,983
Unrecognized asset being
recognized over 15 years                         (6,001)     (7,157)
-------------------------------------------------------------------
Prepaid (accrued) pension cost               $   (2,953)   $  8,262
===================================================================

(Amounts in Thousands)
--------------------------------------------------------------------------------
Year Ended December 31                            1995        1994          1993
--------------------------------------------------------------------------------
Net periodic pension cost included
 the following components:
  Service cost                                  $ 14,025   $ 13,689     $ 11,479
  Interest cost                                   21,918     15,766       15,453
  Actual return on plan assets                  (71,942)    (2,146)     (23,266)
 Net amortization and deferral                    46,814   (19,387)        2,462
--------------------------------------------------------------------------------
Net periodic pension cost-total plan              10,815      7,922        6,128
Expense attributed to other participants         (1,124)      (666)        (593)
--------------------------------------------------------------------------------
Net periodic pension cost                       $  9,691  $   7,256    $   5,535
================================================================================

                                                                        Page 30
              NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

(L)Continued

  The projected unit cost method was used to determine net periodic pension cost. The following table sets forth the assumptions used in measuring the plan benefit obligation at December 31, 1995, 1994 and 1993:

--------------------------------------------------------------------------------
December 31                                         1995       1994         1993
--------------------------------------------------------------------------------
Discount Rate                                      7.25%      8.50%        7.25%
Expected long-term rate of return                 10.00%      9.00%        9.00%
Rate of increase in future compensation            5.00%      5.50%        4.75%
================================================================================

  The assumptions utilized at the end of each year are utilized in determining pension expense in the following year.

  Other Post-Retirement Benefits
  ------------------------------
  NatWest Bancorp provides certain medical and life insurance benefits to its retirees and their dependents. The liability for these post-retirement benefits is unfunded. Effective January 1, 1993 NatWest Bancorp amended its retiree benefit plan. For employees who retire after January 1, 1993 NatWest Bancorp's contributions for medical coverage are based upon length of service and will be capped. Retirees must have a minimum of 10 years of service to be eligible for retiree medical coverage.

  On January 1, 1993, NatWest Bancorp adopted FASB Statement No. 106 - "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS
  106) for its retiree benefit plan. Under SFAS 106, NatWest Bancorp recorded estimated post-retirement benefits that must be accrued ratably from the date of hire until the employee is eligible to receive the benefits, rather than as costs are incurred. The unrecognized transition obligation is being amortized over 20 years.

                                                                        Page 31
                NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

(L)   Continued

  The tables below set forth the components of net periodic post-retirement benefit obligations for NatWest Bancorp at December 31, 1995 and 1994 and the net periodic post-retirement benefit cost for the years ended December 31, 1995, 1994 and 1993.

(Amounts in Thousands)
-------------------------------------------------------------------
December 31                                       1995       1994
-------------------------------------------------------------------
Accumulated post-retirement benefit obligation
Retirees                                       $(50,214)  $(41,771)
Fully eligible active plan participants          (3,560)    (3,345)
Other active plan participants                  (15,321)   (14,191)
--------------------------------------------    --------   -------
Accumulated post-retirement benefit obligation  (69,095)   (59,307)
Unrecognized
Transition obligation                             44,426    47,039
Prior service cost                               (2,013)
Net loss                                           4,071       179
-------------------------------------------------------------------
Accrued post-retirement benefit cost           $(22,611)  $(12,089)
===================================================================

(Amounts in Thousands)
Year Ended December 31                              1995       1994         1993
--------------------------------------------------------------------------------
Net periodic post-retirement benefit cost included
the following components:
Service cost                                      $1,234     $1,115      $   979
Interest cost                                      5,061      4,002        4,260
Amortization of unrecognized transition
  obligation                                       2,613      2,613        2,613
--------------------------------------------------------------------------------
Other post-retirement benefit cost                $8,908     $7,730       $7,852
================================================================================


  The assumptions used in determining post-retirement benefit expense for 1995 and 1994 were the same as those used in the pension plan.

  For measurement purposes, a 12.00% (pre-65 coverage) and 10.00% (post-65 coverage) annual rate of increase in the cost of covered healthcare benefits was assumed for 1995; the rate was assumed to decrease gradually to 6.00% (pre-65 coverage) and 5.50% (post-65 coverage) by the year 2001 and will remain at that level thereafter. Increasing the assumed healthcare cost trend rates by 1 percentage point in each year would increase the accumulated post-retirement benefit obligation as of December 31, 1995, by $2,902,000 and the aggregate of the service and interest cost components of net periodic post-retirement benefit cost for the year then ended by $214,000.

                                                                        Page 32
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(M)Commitments, Contingencies and Pledged Assets
   ---------------------------------------------

  Commitments
  -----------
  NatWest Bancorp is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit, commercial letters of credit and commitments to extend credit. When viewed in terms of the maximum exposure, these instruments may involve, to varying degrees, credit risk in excess of the amount recognized in the Consolidated Statement of Condition. NatWest Bancorp uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments and periodically reassesses the customer's creditworthiness through ongoing credit reviews. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management does not anticipate any material losses as a result of these transactions.

  A summary of significant off-balance-sheet financial instruments follows:

    (Amounts in Thousands)
-------------------------------------------------------------
                                           Contractual Amount
                                           ------------------
December 31                                   1995       1994
-------------------------------------------------------------
Financial instruments whose contractual
amounts represent potential credit risk:
  Standby letters of credit (net of
   participations)                     $   698,255  $ 578,513
  Commercial letters of credit             246,637    289,819
  Commitments to extend credit           8,320,632  8,129,279
  ============================           =========  =========


  Standby and commercial letters of credit are written conditional instruments issued by NatWest Bancorp to guarantee the financial performance of a customer to a third party. Included in standby letters of credit are those payable on default of certain Industrial Revenue Bonds, amounting to $286,849,000 at December 31, 1995, and $198,733,000 at December 31, 1994. Maturities on these obligations range from 1996 to 2005.

  Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses.

                                                                        Page 33
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

(M)Continued


  Contingencies and Pledged Assets
  --------------------------------
  NatWest Bancorp is a lessee under both capital and operating lease agreements covering premises and equipment.

  The future minimum lease payments required under capital leases and the present value of the net minimum lease payments at December 31, 1995 were as follows:

(Amounts in Thousands)
--------------------------------------------------------
1996                                           $   6,125
1997                                               6,120
1998                                               6,114
1999                                               6,035
2000                                               5,132
2001 and thereafter                               32,601
--------------------------------------------------------
Total minimum lease payments                      62,127
Less: Amount representing executory costs           (402)
Less: Amount representing interest               (17,838)
--------------------------------------------------------
Total present value of minimum lease payments   $ 43,887
========================================================

Operating leases had an average remaining term of approximately 5.6 years. The minimum future rental commitments under operating leases at December 31, 1995, were as follows:

(Amounts in Thousands)
--------------------------------------------------------
1996                                           $  28,215
1997                                              26,891
1998                                              23,212
1999                                              21,762
2000                                              18,104
2001 and thereafter                              165,490
--------------------------------------------------------
Total                                          $ 283,674
========================================================


  Securities with a principal amount of $1,280,025,000 at December 31, 1995 and $2,663,867,000 at December 31, 1994, and loans of $1,130,305,000 at December
  31, 1995 and $390,564,000 at December 31, 1994, were pledged to secure public and trust deposits, repurchase agreements and for other purposes.

                                                                        Page 34
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

(M)Continued

  The nature of the business of NatWest Bancorp generates a certain amount of litigation involving matters arising in the ordinary course of business.
  Among such proceedings, NatWest Bancorp, in the normal course of its business in collecting outstanding obligations, is named as defendant in complaints or counterclaims filed in various jurisdictions by borrowers or others who allege that lending practices by NatWest Bancorp have damaged the borrowers or others. Such claims, commonly referred to as lender liability claims, frequently request not only relief from repayment of the debt obligation, but also recovery of actual consequential and punitive damages. Management, after reviewing the claims pending against NatWest Bancorp, considers that the aggregate liability or loss, if any, resulting from the final outcome of these proceedings will not be material to the consolidated financial position.

(N)Credit Concentrations and Collateral
   ------------------------------------

  NatWest Bancorp maintains a wide customer diversification of its financial instruments in regard to industry. Generally, financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that imposes the obligation to deliver cash or another financial instrument. Certain financial instruments, such as loans and accounts receivable, are recognized on the Consolidated Statement of Condition and expose NatWest Bancorp to a risk of accounting loss, while others, such as commitments to extend credit and other letters of credit, are not recorded on the Consolidated Statement of Condition but may also expose NatWest Bancorp to a risk of accounting loss. A summary of significant concentrations of credit follows:

(Amounts in Thousands)
-------------------------------------------------------------------
December 31                                         1995       1994
-------------------------------------------------------------------

Financial Depositories
----------------------
On balance sheet                              $2,520,624 $2,785,629
Off balance sheet                                285,888     82,194
-------------------------------------------------------------------
     Total                                    $2,806,512 $2,867,823
===================================================================

Real Estate
-----------
On balance sheet                              $8,182,382 $5,238,015
Off balance sheet                              1,321,484    797,237
-------------------------------------------------------------------
     Total                                    $9,503,866 $6,035,252
===================================================================

U.S. Government
---------------
On balance sheet                              $4,079,476 $5,424,513
Off balance sheet                                      -          -
-------------------------------------------------------------------

Total                                         $4,079,476 $5,424,513
===================================================================

The concentration in financial depositories consisted primarily of cash and due from banks, interest bearing deposits with banks and Federal funds sold.

                                                                        Page 35
               NATIONAL WESTMINISTER BANCORP INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(N)Continued

  At December 31, 1995, and 1994, lending for business real estate, construction and commercial mortgages in the amounts of $2,788,701,000 and $2,667,088,000, and at December 31, 1994 for consumer residential mortgages in the amount of $2,424,394,000, was primarily located in the Northeast (primarily the New York metropolitan area).

  At December 31, 1995, approximately seventy-five percent of lending for consumer residential mortgages in the amount of $5,233,262,000 was located in the New York metropolitan area with the remainder located throughout the United States.

  The U.S. government concentration consists of U.S. government and agencies securities in the securities held to maturity, securities available for sale and trading portfolios. The concentration also includes cash deposits held by the Federal Reserve.

  NatWest Bancorp is responsible for establishing and coordinating overall credit policy for both NatWest Bank N.A. and NatWest Bank (Delaware) and monitoring compliance with these policies. Although these policies and procedures may differ slightly between the Banks as a result of tailoring to the market in which each Bank operates, they are consistent with each other. NatWest Bancorp requires collateral to support financial instruments when it is deemed necessary. The collateral includes liens on personal and real property, receivables, cash on deposit with the Bank, securities issued or guaranteed by the U.S. government and other marketable securities. Each customer's creditworthiness is evaluated individually. Based upon this evaluation, the amount of collateral required is determined and obtained.

(O)Disclosure of Information about Fair Value of Financial Instruments
   -------------------------------------------------------------------

  FASB Statement No. 107 - "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires the disclosure of an entity's estimated fair value of certain of its financial instruments as set forth in the table below.

  All other financial instruments and all non-financial instruments, are specifically excluded from these requirements. Further, among financial instruments, deposit liabilities with no stated maturity are reported only at their carrying value. Since significant economic value exists in this funding source, arriving at the fair value in this manner could have a material impact on any conclusions reached using this information.

  At NatWest Bancorp, most assets and liabilities are considered to be financial instruments. Many of these do not trade regularly and no market for them exists. Where quoted market prices are not available, fair values have been estimated based on discounted cash flows and other valuation techniques.

                                                                        Page 36
              NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(O)Continued

  Set forth in the table on page 37 are the estimated fair values of NatWest Bancorp's financial instruments. In each instance, the assumptions used to determine the values are detailed. These assumptions are subjective in nature, involve uncertainty and may change significantly at future dates. Changes in the assumptions could have a material impact on the fair values of the respective financial instruments.

  Securities
  ----------
  The fair value of held to maturity, available for sale and trading securities was based upon quoted market prices.

  Loans
  -----
  The loan portfolio was segmented into pools of loans with similar characteristics. The fair value for loans on which a current interest rate could be determined was calculated by discounting contracted future cash flows at current rates for similar loans. For non-accrual loans and other criticized loans where a current interest rate could not be determined, cash flows based on the amount and timing of expected recoveries were discounted at rates for comparable loans of good credit quality.

  Time Deposits
  -------------
  Time deposits were valued by using the current rates for similar deposits.

  Long-Term Debt
  --------------
  Long-term debt was valued using available quoted market prices.

  Derivatives
  -----------
  The estimated fair value of derivatives was based either on quoted market prices where these exist or on pricing models. A detailed analysis of derivatives is disclosed in Note P.

                                                                        Page 37
               NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(O)  Continued

(Amounts in Thousands)

-------------------------------------------------------------------------------------------------
                                               Fair       Recorded          Fair       Recorded
                                              value     book balance       value     book balance
-------------------------------------------------------------------------------------------------
December 31                                          1995                        1994
-------------------------------------------------------------------------------------------------
Financial Assets
----------------
Securities
   Held to maturity                       $        -    $        -    $  2,728,730   $  2,877,357
   Available for sale                       3,036,185     3,036,185      1,759,177      1,759,177
Trading account                             1,279,523     1,279,523        745,692        745,692
Loans, net of unearned income and
   allowance for loan losses               14,262,971    14,169,588     15,194,297     15,009,061
Mortgages available for sale                3,829,030     3,784,082             -               -

Derivatives carried at fair value             384,619       384,619         78,793         78,793
Derivatives held for asset and liability
   management
   Related to loans - assets                       -             -          15,585         24,286
   Related to loans - liabilities                  -             -        (387,665)       (30,106)

Financial Liabilities
---------------------
Time deposits                               7,759,082     7,733,827      6,508,360      6,577,945
Long-term debt (excluding capitalized
   lease obligations)                         718,534       609,629        633,105        597,828

Derivatives carried at fair value             383,701       383,701         76,466         76,466
Derivatives held for asset and liability
   management
   Related to deposits - assets                  (182)           -         (38,365)       (12,665)
   Related to deposits - liabilities            5,369            -           1,215         30,665
=================================================================================================

Book value is considered the equivalent of fair value for cash and due from banks, interest bearing deposits with banks, Federal funds sold and securities purchased under agreements to resell, demand and retail savings deposits, short-term borrowed funds, capitalized lease obligations, acceptances outstanding and accounts payable and accrued liabilities.

There is no unrealized gain or loss on the estimated fair value of letters of credit and commitments to extend credit, which are generally priced at market at the time of funding.

The comparability of fair value disclosures among financial institutions will be diminished due to the different assumptions and discount rates used by the various institutions. This lack of uniformity could result in an inappropriate degree of subjectivity being applied to these calculated values. Further, in analyzing the information provided, the value of an individual financial instrument should not be viewed in isolation, but rather in the context of the overall asset/liability management position of the institution.

                                                                        Page 38
NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements


(P)Disclosure of Information about Derivatives
   -------------------------------------------

  Derivatives Carried at Fair Value
  ---------------------------------
  NatWest Bancorp enters into derivatives contracts that are carried at fair value primarily on behalf of customers but also to trade for its own account. Additionally, in December 1995, following the announcement of its merger with Fleet Financial Group, NatWest Bancorp closed out its entire swap portfolio by entering into exactly offsetting contracts with NatWest Plc and received a premium of $209,152,000 for the market value of these transactions. The portfolio is now being carried at fair value. As of December 31, 1995, gains of $224,225,000 (inclusive of the premium received) and losses of $20,281,000 on these swap contracts have been deferred and are being amortized over the life of the portfolio. At December 31, 1995 derivatives with notional values of $22,764,100,000 represent the closed out swap portfolio, derivatives with notional values of $2,571,369,000 (1994 $7,871,049,000) were entered into either on behalf of customers, or to offset customer positions, and the remaining positions carried at fair value, with notional values of $3,672,432,000 (1994 $3,322,389,000) were entered into for proprietary trading.

  Derivatives are subject to both credit and market risk. The notional amounts of derivatives do not represent the amounts at risk, which are the much smaller amounts payable under the terms of the contracts. NatWest Bancorp's credit exposure on these instruments arises from the possible nonperformance of counterparties and is measured by the current replacement cost represented by the positive fair value of these contracts. Market risk is the risk that future changes in market conditions may make the instrument less valuable, or liabilities attaching to it more onerous. For derivatives carried at fair value, NatWest Bancorp often minimizes its exposure to market risks by entering into offsetting positions.

                                                                        Page 39
                NATIONAL WESTMINSTER BANCORP INC, AND SUBSIDIARIES

                     Notes to Consolidated Financial Statements


(P)Continued

The following table sets forth the notional and gross fair value amounts of derivatives carried at fair value.

(Amounts in Thousands)
--------------------------------------------------------------------------------
                                                         Positive    Negative
                                              Notional  fair value  fair value
December 31, 1995                              amount    (assets)  (liabilities)
--------------------------------------------------------------------------------
Forwards and futures contracts              $    717,500  $     416    $   4,613
Options purchased                                401,690        188           -
Options sold                                     231,690         -            96
Foreign exchange contracts                     3,270,852     42,219       38,588
Interest rate swaps                           22,764,100    340,166      339,266
Interest rate caps and floors
   Purchased                                     852,853      1,630           -
   Sold                                          769,216         -         1,138
--------------------------------------------------------------------------------
Total                                        $29,007,901   $384,619     $383,701
================================================================================
Average fair value for the year                            $129,389     $122,602
================================================================================


(Amounts in Thousands)
--------------------------------------------------------------------------------
                                                         Positive    Negative
                                              Notional  fair value  fair value
December 31, 1994                              amount    (assets)  (liabilities)
--------------------------------------------------------------------------------
Forwards and futures contracts              $    446,600  $      72    $     169
Options purchased                                418,366        168           -
Options sold                                   1,087,423         -           282
Foreign exchange contracts                     4,405,913     46,743       45,799
Interest rate swaps                            2,668,514     18,498       18,560
Interest rate caps and floors
   Purchased                                   1,049,443     13,312           -
   Sold                                        1,117,179         -        11,656
--------------------------------------------------------------------------------
Total                                        $11,193,438    $78,793      $76,466
================================================================================
Average fair value for the year                             $82,424      $79,720
================================================================================

  Off-balance-sheet credit risk for each counterparty is closely monitored. Credit risk is minimized by obtaining collateral where considered appropriate. The methods used to determine counterparties and credit lines are established with NatWest Bancorp's Risk Management Group and are regularly reviewed and approved by them.

  Forward and futures contracts are contracts for the delayed delivery of securities or money market instruments or their cash equivalents in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield.

                                                                        Page 40
             NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

               Notes to Consolidated Financial Statements


(P)Continued

  Interest rate option contracts grant the purchaser, for a premium, the right to either receive from or pay to the writer an amount based on the difference between the contract rate and the settlement or market rate. An interest rate cap is an option that protects the buyer against any increases in interest rates that are beyond an agreed cap or strike rate. An interest rate floor is the reverse of a cap, and is an option that allows the buyer to lock in a minimum rate. By writing these contracts, NatWest Bancorp receives a premium and then is subject to the movements in the market price of the instruments.

  Interest rate swap agreements are agreements to exchange, at specified intervals, the difference between fixed rate and floating rate amounts, or between two floating rates, based on a notional principal amount.

  Net Gains and Losses from Trading Activities
  --------------------------------------------
  Net gains and losses from trading activities are included in the Consolidated Statement of Operations as part of non-interest income under the heading, Securities trading and foreign exchange.

(Amounts in Thousands)
-------------------------------------------------------------------------------
                                                Net gains/(losses)    Net gains
-------------------------------------------------------------------------------
                                                        1995               1994
-------------------------------------------------------------------------------
Trading account assets                                $16,399           $ 6,745
Interest rate contracts                                (6,840)            3,055
Foreign exchange rate contracts
  (spot and forward)                                    8,792             9,542
-------------------------------------------------------------------------------
Total                                                 $18,351           $19,342
===============================================================================


  Trading account assets comprise primarily U.S. Treasury and government agency securities, securities of states and their political subdivisions, and certificates of deposit. Interest rate and foreign exchange rate contracts include swaps, futures, forwards, options, caps and floors.

  Derivatives Held for Asset and Liability Management
  ---------------------------------------------------
  Prior to December 1995, NatWest Bancorp entered into interest rate derivative contracts to manage its interest rate risk. Interest rate risk arises to the extent that interest earning assets and interest bearing and non-interest bearing liabilities mature or reprice at different times or in differing amounts. As of December 1995, NatWest Bancorp closed out its asset and liability management swap portfolio by entering into interest rate swaps that exactly offset its existing portfolio. The entire swap portfolio has been marked to market and is disclosed under the heading 'Derivatives Carried at Fair Value'. The premium received on writing the offsetting swaps is being amortized over the remaining life of the swap portfolio.

                                                                        Page 41
              NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

(P)Continued

  NatWest Bancorp has short-term liabilities such as certificates of deposit, which are highly correlated to LIBOR, and which expose NatWest Bancorp to risk of increasing costs in a rising rate environment. To manage this risk, NatWest Bancorp uses a combination of forward rate agreements, Eurodollar futures and options on Eurodollar futures contracts which allows the Bank to lock in rates on these liabilities and so protect against rises in interest rates.

  The use of derivatives (decreased) / increased net interest income by $(19,408,000), $113,577,000 and $104,199,000 in 1995, 1994 and 1993,
  respectively.

(Amounts in Thousands)
-------------------------------------------------------------------------------
                                       Notional        Positive        Negative
December 31, 1995                        amount      fair value      fair value
-------------------------------------------------------------------------------
Forwards and futures contracts      $ 2,500,000        $     -         $  4,269
Options purchased                     2,402,000             182              -
Options sold                          2,000,000              -            1,100
-------------------------------------------------------------------------------
Total                               $ 6,902,000         $   182        $  5,369
===============================================================================

(Amounts in Thousands)
-------------------------------------------------------------------------------
                                       Notional        Positive        Negative
December 31, 1994                        amount      fair value      fair value
-------------------------------------------------------------------------------
Forwards and futures contracts     $  8,605,000         $10,373      $      225
Options purchased                    31,700,000          27,992              -
Options sold                          2,000,000              -              250
Interest rate swaps                  10,764,786          15,585         388,405
-------------------------------------------------------------------------------
Total                               $53,069,786         $53,950        $388,880
===============================================================================


  As of December 31, 1995 gains of $11,684,000 and losses of $43,003,000 on matured or terminated interest rate contracts used in asset and liability management were being deferred and amortized over periods not exceeding one year.

                                                                        Page 42
             NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                Notes to Consolidated Financial Statements

(P)Continued

  Derivatives used for asset and liability management are subject to off-balance-sheet credit and market risk. The notional amounts of derivatives do not represent the amounts at risk, which are the much smaller amounts payable under the terms of the contracts. NatWest Bancorp's credit exposure to derivatives is the current replacement cost of the instruments which is represented by the fair value of contracts with a positive fair value. The gross credit exposure amounts disclosed above disregard the value of any collateral held.

(Q)Restructuring Charge
   --------------------

  On January 23, 1995, as part of a previously announced goal to improve its efficiency ratio, NatWest Bancorp announced its intention to eliminate approximately 500 jobs during the year. This reduced the workforce by 5.8%. NatWest Bancorp recorded a charge of $9,921,000 in the first quarter of 1995 to cover the cost of the layoffs. At December 31, 1995, $8,771,000 of these costs had been paid and charged against the accrual.

  For the year ended December 31, 1994, NatWest Bancorp incurred a $10,000,000 restructuring charge for the establishment of a servicing facility in Scranton, Pennsylvania, and the outsourcing of certain processing operations in the consumer and indirect lending areas. Approximately 1,300 full-time, part-time and peak-time back-office jobs are being moved from several New York metropolitan area locations to Scranton. In addition, 275 positions in the consumer and indirect lending operations areas have been outsourced. The charge included an accrual for anticipated expenditures for property abandonment, personnel relocation, severance, moving and related legal and consulting fees. During 1995 and 1994, expenditures paid and charged against the accrual were $7,186,000 and $2,814,000, respectively.

                                                                        Page 43
             NATIONAL WESTMINSTER BANCORP INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements


R.Selected Quarterly Financial Data (Unaudited)
  ---------------------------------------------

(Amounts in Thousands)
---------------------------------------------------------------------------------------------------
                                                                    1995 Quarter
                                                    Fourth        Third        Second         First
---------------------------------------------------------------------------------------------------
For the Quarter
---------------
Net interest income                               $262,365     $258,384      $256,382      $272,392

Provision for loan losses                           35,000       20,000        20,000        20,000

Non-interest income                                191,573      110,818       124,636        90,651

Operating expenses                                 249,083      229,474       245,966       240,600

Provision for income taxes                          48,957       53,529        52,027        46,943
---------------------------------------------------------------------------------------------------
Net income                                        $120,898     $ 66,199      $ 63,025      $ 55,500
---------------------------------------------------------------------------------------------------
At Quarter End
--------------
Total assets                                    29,615,361   32,308,645    31,076,814    30,803,523

Loans, net of unearned income                   18,211,905   19,269,012    18,159,649    16,284,488

Deposits
  Demand, retail savings and time               16,337,711   15,840,340    16,413,200    16,457,281

  Other                                          4,667,912    5,095,754     3,748,049     3,365,975

Long-term debt                                     653,516      621,541       609,544       609,503

Equity capital                                   3,235,442    3,109,040     3,048,015     2,968,511
---------------------------------------------------------------------------------------------------

(Amounts in Thousands)
---------------------------------------------------------------------------------------------------
                                                                    1994 Quarter
                                                 Fourth     Third       Second              First
---------------------------------------------------------------------------------------------------
For the Quarter
---------------

Net interest income                             $255,749   $230,601     $235,607           $221,294
Provision for loan losses                         20,000     20,000       20,199             21,268
Non-interest income                               94,757     89,427       78,961             79,774
Operating expenses                               243,443    213,381      211,163            209,998
Provision for income taxes                         3,553     10,373        6,990              7,204
---------------------------------------------------------------------------------------------------
Net income                                      $ 83,510   $ 76,274     $ 76,216           $ 62,598
===================================================================================================

At Quarter End
--------------

Total assets                                  27,089,367 24,647,357   25,393,614         25,418,422
Loans, net of unearned income                 15,298,063 13,461,508   13,773,732         14,160,631
Deposits
  Demand, retail savings and time             15,727,924 13,537,025   13,525,663         13,534,093
  Other                                         3,284,78 32,968,559    2,785,797          2,847,293
Long-term debt                                   597,828    598,020      597,992            611,033
Equity capital                                 2,686,416  2,105,476    2,273,476          2,205,558
===================================================================================================